Exhibit 23.2
CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2021, relating to the financial statements of Pear Therapeutics, Inc. appearing in the Registration Statement No. 333-261876 on Form S-1 of Pear Therapeutics, Inc.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 7, 2022